Exhibit 10.5
FIRST AMENDMENT
TO
STEWART ENTERPRISES, INC.
INDEMNITY AGREEMENT
     This agreement, made and entered into this ___ day of                     , 2008, by and between Stewart Enterprises, Inc. (the “Corporation”) and                                          (“Indemnitee”).
     WITNESSETH THAT:
     WHEREAS, the Corporation and Indemnitee entered into an agreement entitled Indemnity Agreement, dated as of                     , 200___ (the “Agreement”), and
     WHEREAS, the Corporation and Indemnitee desire to amend the Agreement in certain respects,
     NOW THEREFORE, the parties hereby agree as follows:
     1. The Agreement shall be, and it is hereby, amended effective immediately as follows.
(a)	Section 4(b) of the Agreement is amended to read as follows:
(b) The Corporation shall not be required to purchase and maintain the Insurance Policy or any comparable policy if directors and officers liability insurance is not reasonably available.
(b)	The Agreement is amended by adding a new Section 8A, immediately following Section 8, reading as follows:
8A. Vesting and Amendment or Repeal. The rights of Indemnitee under this Agreement shall be deemed to vest on the date when Indemnitee began or begins to serve as an officer or a director and shall continue after the Indemnitee ceases to be an officer or director. Such vested rights shall not be divested, diminished, or adversely affected, as to any such Indemnitee, by any amendment or repeal of any provision of the Articles of Incorporation or Bylaws of the Corporation made after that vesting date.
     2. Except as amended as set forth above, the Agreement shall be and remain in full force and effect between the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this agreement to be fully executed as of the day, month, and year first above written.

STEWART ENTERPRISES, INC.

By:

INDEMNITEE